EXHIBIT 10.2

JONES APPAREL GROUP USA, INC.
498 SEVENTH AVENUE, NEW YORK, NEW YORK 10018

Effective November 30, 2005

Ms. Lynne F. Cote
2 Kincaid Lane
Chatham, New Jersey 07928

Re: Assignment of and Amendment No. 1 to Employment Agreement dated as of
       January 1, 2002 between Lynne F. Cote and McNaughton Apparel Group Inc.

Dear Lynne:

        Reference is made to your Employment Agreement dated as of January 1, 2002 (the "Employment Agreement") by and between you (formerly known as Lynne F. Fish) and McNaughton Apparel Group Inc. (formerly known as Norton McNaughton of Squire, Inc.). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

        This will confirm our agreement that, effective as of your promotion to the position of Chief Executive Officer - Wholesale Sportswear, Suits and Dresses, on November 29, 2005 (the "Effective Date"), the Employment Agreement shall be assigned from McNaughton Apparel Group Inc. ("McNaughton") to Jones Apparel Group USA, Inc. (the "Company"), and the terms and conditions of the Employment Agreement shall be amended as follows:

        1. The first three sentences of Section 1 of the Employment Agreement are hereby amended to read as follows:

"During the term of this Agreement, the Company shall employ the Executive as the Chief Executive Officer - Wholesale Sportswear, Suits and Dresses, of the Company, with overall responsibility for and authority over all wholesale better and moderate sportswear, suits and dresses divisions of the Company (other than the Energie, l.e.i., Gloria Vanderbilt and Polo Jeans Company divisions, and any other women's apparel divisions that may be created by the Company, whether by acquisition or otherwise). The Executive shall report directly to the Chief Executive Officer of Jones Apparel Group, Inc. (the "Jones CEO")."

        2. The term "Group CEO" as used throughout the Employment Agreement is hereby amended to read "Jones CEO."

        3. The first sentence of Section 3(a) of the Employment Agreement is hereby amended to read as follows:

Lynne F. Cote
Effective November 30, 2005

"From the Employment Commencement Date through December 31, 2005, the Executive shall receive a salary at the annual rate of not less than $600,000. Commencing as of January 1, 2006, the Executive shall receive a salary at the annual rate of not less than $1,000,000."

        4. Under Section 6(d)(ii)(6) of the Employment Agreement, the clause "a reduction in the Executive's title and status as President of the Company, or any change in the Executive's status as reporting directly to the Group CEO (other than a change pursuant to which the Executive is reporting to either the Chief Executive Officer of Jones or to the Executive Management Committee of Jones or to the Jones Board of Directors)" is hereby amended to read as follows:

"a reduction in the Executive's title and status as the Chief Executive Officer - Wholesale Sportswear, Suits and Dresses, of the Company, or any change in the Executive's status as reporting directly to the Jones CEO (other than a change pursuant to which the Executive is reporting to the Jones Board of Directors)".

        5. The first sentence of Section 9(a) of the Employment Agreement is hereby amended to read as follows:

"The Executive shall not, at any time during the Executive's employment by the Company and during the Severance Period (provided that the Company is making the payments to Executive which may be required hereby during such Severance Period) (the "Non-Compete Period") and under the following circumstances, engage or become interested (as an owner, stockholder, partner, director, officer, employee, consultant or otherwise) in any business which then competes, directly or indirectly, with the business then conducted or licensed by the Company or any of its affiliates, including, without limitation, the manufacturing, marketing and sale of products by independent licensees under trademarks owned by the Company or any of its affiliates."

        6. You hereby waive the restrictions set forth under Section 11(a) of the Employment Agreement to the extent necessary to permit the transfer of and assignment by McNaughton to the Company of the Employment Agreement and hereby consent to such transfer and assignment. The Company hereby assumes all of the liabilities, obligations and duties of McNaughton under the Employment Agreement and agrees to perform the Employment Agreement in the same manner and to the same extent that McNaughton would be required to perform it if no such transfer and assignment had taken place.

        7. Except as otherwise set forth in this Assignment of and Amendment No. 1 to Employment Agreement, the Employment Agreement is ratified and confirmed in all respects and remains in full force and effect.

Lynne F. Cote
Effective November 30, 2005

        Please acknowledge your agreement with the foregoing by signing the enclosed copy of this Assignment and Amendment No. 1 and returning it to the Company.

Very truly yours, JONES APPAREL GROUP USA, INC. By: /s/ Peter Boneparth Peter Boneparth, President McNAUGHTON APPAREL GROUP INC. By: /s/ Peter Boneparth Peter Boneparth, Chief Executive Officer

Agreed in all respects:

/s/ Lynne F. Cote

Lynne F. Cote